Exhibit 99.1

Inhibrx Reports Second Quarter 2025 Financial Results

San Diego, CA, August 13, 2025 – Inhibrx Biosciences, Inc. (Nasdaq: INBX) (“Inhibrx” or the “Company”) today reported financial results for the second quarter of 2025. Following the completion of the sale of INBRX-101 (the “101 Transaction”) by Inhibrx, Inc. (the “Former Parent”) to Sanofi S.A. and the Former Parent’s concurrent spin-off of the Inhibrx business in May 2024, the biopharmaceutical company now has two programs in ongoing clinical trials, with data readouts for each expected within the current year. Because the spin-off was accounted for as a reverse spin-off, for periods prior to the spin-off, the Company’s financial statements are the historical financial statements of the Former Parent.
Upcoming Milestones
•The ozekibart (INBRX-109) registration-enabling Phase 2 trial in unresectable or metastatic conventional chondrosarcoma completed full enrollment in July 2025. The completion of 151 progression free survival events are required to unblind the study. The Company expects to announce these results by late October 2025. The Company plans to announce interim data from the Ewing sarcoma and colorectal cancer expansion cohorts at that time as well.
•Initial Phase 2 data from the INBRX-106 randomized Phase 2/3 trial in head and neck squamous cell carcinoma in combination with KEYTRUDA® (pembrolizumab) are expected during the fourth quarter of 2025, as well as interim data from the Phase 1/2 checkpoint inhibitor refractory or relapsed non-small cell lung cancer trial.
Financial Results
•Cash and Cash Equivalents. As of June 30, 2025, Inhibrx had cash and cash equivalents of $186.6 million, as compared to $216.5 million as of March 31, 2025.
•Revenue. Revenue was $1.3 million during the second quarter of 2025, as compared to $0.1 million during the second quarter of 2024. The revenue recognized in the first quarter of 2025 was due to the completion of Inhibrx's performance obligations under a license and assignment agreement with Scithera, Inc. The revenue recognized in the second quarter of 2024 was related to an option and license agreement with Regeneron Pharmaceuticals, Inc. and was recognized following the grant of a six-month extension of the option term for one of the selected programs.
•R&D Expense. Research and development expenses were $22.3 million for the second quarter of 2025, as compared to $67.6 million for the second quarter of 2024. The decrease was primarily related to expenses in 2024 that did not recur in 2025, such as clinical trial and contract manufacturing activities under the INBRX‑101 program that were eliminated following the 101 Transaction, as well as additional stock option expense incurred upon acceleration of all unvested stock options as part of the 101 Transaction. Additionally, 2024 included other non-recurring expenses including sponsored research, preclinical activities, and purchases of bulk raw materials and lab supplies.
•G&A Expense. General and administrative expenses were $6.4 million during the second quarter of 2025, compared to $93.4 million during the second quarter of 2024. The decrease was primarily related to 101 Transaction expenses in 2024 that did not recur in

2025, including legal, advisory, and consulting services, U.S. Securities and Exchange Commission (“SEC”) filing fees, and additional stock option expense incurred upon acceleration of all unvested stock options as part of the 101 Transaction.
•Other Income (Expense). Other expense was $1.3 million during the second quarter of 2025, as compared to other income of $2.0 billion during the second quarter of 2024. The decrease was primarily related to the $2.0 billion gain recorded in connection with the completion of the 101 Transaction in the second quarter of 2024. Additionally, interest expense decreased relative to the outstanding debt balance in each period and was offset in part by interest income earned on the Company’s sweep and money market account balances in each period.
•Net Income (Loss). Net loss was $28.7 million during the second quarter of 2025, or $1.85 per share, basic and diluted, as compared to a net income of $1.9 billion during the second quarter of 2024, or earnings per share of $127.10, basic and $125.48, diluted. The decrease was primarily related to the $2.0 billion gain recorded in connection with the completion of the 101 Transaction in the second quarter of 2024, offset in both periods by operational losses.
About Inhibrx Biosciences, Inc.
Inhibrx is a clinical-stage biopharmaceutical company with a pipeline of novel biologic therapeutic candidates. Inhibrx utilizes diverse methods of protein engineering to address the specific requirements of complex target and disease biology, including its proprietary protein engineering platforms. Inhibrx was incorporated in January 2024 as a direct, wholly-owned subsidiary of Inhibrx, Inc. Prior to the sale of Inhibrx, Inc. and the INBRX-101 program to Sanofi S.A., Inhibrx acquired certain corporate infrastructure and other assets and liabilities through a series of internal restructuring transactions effected by Inhibrx, Inc. Inhibrx, Inc. also completed a distribution to holders of its shares of common stock of 92% of the issued and outstanding shares of Inhibrx. Following such transactions, Inhibrx’s current clinical pipeline of therapeutic candidates includes ozekibart (INBRX-109) and INBRX-106, both of which utilize multivalent formats where the precise valency can be optimized in a target-centric way to mediate what Inhibrx believes to be the most appropriate agonist function. For more information, please visit www.inhibrx.com.
Forward Looking Statements
Inhibrx cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Inhibrx’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements regarding expected data readouts and the timing thereof and the Company’s ability to develop therapeutic candidates. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Inhibrx’s business, including, without limitation, risks and uncertainties regarding: the initiation, timing, progress and results of its preclinical studies and clinical trials, and its research and development programs; its ability to advance therapeutic candidates into, and successfully complete, clinical trials; the Company’s ability to utilize the Company’s technology platform to generate and advance additional therapeutic candidates; the implementation of the Company’s business model and strategic plans for the Company’s business and therapeutic candidates; the scope of protection the Company is able to establish and maintain for intellectual property rights covering the Company’s therapeutic candidates; the ability to raise funds needed to satisfy the Company’s capital requirements, which may depend on financial, economic and market conditions and other factors, over which the Company may have no or limited control; the Company’s financial performance; developments relating to the Company’s competitors and the Company’s industry; regulatory review and approval of the Company’s therapeutic candidates; and other risks described from time to time in the “Risk Factors” section of its filings with the SEC, including those described in its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and supplemented from time to time by its Current Reports on Form 8-K as filed from time to time. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Inhibrx undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor and Media Contact:
Kelly D. Deck
Chief Financial Officer
ir@inhibrx.com
858-795-4260

Inhibrx Biosciences, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2025	2024	2025	2024
Revenue:
License fee revenue	$1,300	$100	$1,300	$100
Total revenue	1,300	100	1,300	100
Operating expenses:
Research and development	22,267	67,632	59,144	131,483
General and administrative	6,422	93,366	12,446	103,340
Total operating expenses	28,689	160,998	71,590	234,823
Loss from operations	(27,389)	(160,898)	(70,290)	(234,723)
Total other income (expense)	(1,263)	2,018,911	(1,673)	2,014,026
Provision for income taxes	2	2	2	2
Net income (loss)	$(28,654)	$1,858,011	$(71,965)	$1,779,301
Earnings (loss) per share
Basic	$(1.85)	$127.10	$(4.65)	$125.93
Diluted	$(1.85)	$125.48	$(4.65)	$122.75
Shares used in computing earnings (loss) per share
Basic	15,468	14,619	15,468	14,129
Diluted	15,468	14,807	15,468	14,495

Inhibrx Biosciences, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	JUNE 30,	DECEMBER 31,
	2025	2024
Cash and cash equivalents	$186,567	$152,596
Other current assets	7,397	7,802
Non-current assets	18,154	20,369
Total assets	$212,118	$180,767

Current liabilities	$38,939	$40,730
Long-term debt, net	99,279	—
Other non-current liabilities	5,341	6,453
Total liabilities	143,559	47,183
Stockholders’ equity	68,559	133,584
Total liabilities and stockholders’ equity	$212,118	$180,767